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                                  EXHIBIT 23.1
                                  ------------




                         Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-38176) pertaining to the Amcast Industrial Corporation 401(k) Salary Deferral Plan of our report dated March 11, 1998, with respect to the financial statements and schedules of Amcast Industrial Corporation 401(k) Salary Deferral Plan included in this Annual Report (Form 11-K) for the year ended August 31, 1997.


                                                  /s/ ERNST & YOUNG LLP

Dayton, Ohio
March 11, 1998